EXHIBIT B-JT: Exhibit to Settlement Agreement

EXHIBIT B-JT: Exhibit to the Capital Stock Purchase and Lease Agreement

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$1,357,358.41 **November 5, 2011**

For value received, Blue Earth, Inc., a Nevada corporation (the "Company"), promises to pay to Jeff Gosselin, an individual (the "Holder") the principal sum of One Million Three Hundred and Fifty Seven Thousand Three Hundred and Fifty Eight Dollars and forty one cents ($1,357,358.41) in such coin or currency of the U.S. as at the time shall be legal tender for the payment of public and private debts. The note shall be payable in monthly installments of $48,455.96 with the first payment payable on January 2, 2012. Payments shall be credited to interest first, with the remaining balance credited as a payment of principal. Each succeeding monthly payment shall be due and payable on the fifth of each month, until paid in full. There shall be no penalty for prepayment. Interest shall accrue from the date of this Promissory Note (this "Note") on the unpaid principal amount at a rate equal to 7.75% per annum, compounded annually. This Note is issued pursuant to that certain Capital Stock Purchase and Lease Agreement by and among the Company, CJ3 LLC, a California limited liability company, Jeff Gosselin, Cheryl Gosselin, D. Jason Davis, Joseph Patalano and Xnergy Inc., a California corporation dated as of the date hereof and is subject to the terms and conditions of the Settlement Agreement. This Note is subject to the following terms and conditions:

1. **Principal and Interest Payments.** This Note shall be payable in monthly installments of $48,455.96 commencing on January 2, 2012.

2. **Payment; Prepayment.** All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment made pursuant to such instructions shall be deemed to have been made to the Holder. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

JT

3. **Collateral.** The Collateral for this note shall be an unspecified number of Blue Earth Inc. common shares, said number of shares to be determined by the following formula. In the event of a default, the dollar amount of the unpaid balance shall be converted to a number of shares, by dividing the unpaid amount due at default (principal and interest, if any) by the average fair market value ("AFMV") of Blue Earth Inc. shares in the public markets. The AFMV shall be the average closing price of Blue Earth Inc. common stock for the ten trading days immediately prior to the date of default. Within two days of the signing of the Agreement and this Note, Blue Earth Inc management shall provide Elliot Lutzker, attorney at Malito, Hutcher and Davidoff LLP, with an irrevocable instruction letter (the "Irrevocable Instruction Letter") authorizing and instructing Elliot Lutzker to provide such documents as may be necessary to the Transfer Agent, Empire Stock Transfer, to cause the issuance of Blue Earth common shares to Jeff Gosselin consistent with the above stated calculations provided the Company is in default. In order to cause the shares to be issued, Jeff Gosselin need only provide documentation that verifies that a default has occurred and documentation on all payments made up to that default date to verify the amount of unpaid principal and interest at default. Elliot Lutzker has been selected because the issuance of shares from treasury requires securities counsel of the Company to write an opinion letter for all share issuances. The Xnergy shares held in escrow by David Cohen shall be released to Blue Earth Inc when this Agreement, Note and Irrevocable Instruction Letter have been signed.

4. **Transfer; Successors and Assigns.** The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, except with respect to any affiliate or in connection with estate planning, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, not to be unreasonably withheld, delayed or conditioned. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the then-remaining principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

5. **Governing Law.** This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

6. **Amendments and Waivers.** Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver affected in accordance with this Section 6 shall be binding upon the Company, Holder and each transferee of any Note.

7. **Counterparts.** This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

JT

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be issued on the day and year first written above. Signatures are made December 20, 2011.

COMPANY:

BLUE EARTH, INC.

By: ______________________________
Name: Johnny R. Thomas
Title: CEO

Address:
2298 Horizon Ridge Parkway, Suite 205
Henderson, Nevada 89052

ACKNOWLEDGED AND AGREED:

HOLDER:

Jeff Gosselin, an individual

____
Jeff Gosselin
Address:
15843 Pauma Valley Drive
Pauma Valley, CA 92061